     As filed with the Securities and Exchange Commission on June 16, 1995


                                                      Registration No. 33-
                                                                          ------

- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                GENENTECH, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                              94-2347624
(State of incorporation)                        (I.R.S. Employer
                                               Identification No.)

                                ---------------

                         460 Point San Bruno Boulevard
                     South San Francisco, California 94080
                                 (415) 225-1000
        (Address and telephone number of principal executive offices)


                            1991 EMPLOYEE STOCK PLAN
                           (Full title of the plans)

                            John P. McLaughlin, Esq.
                      Senior Vice President and Secretary
                                GENENTECH, INC.
                         460 Point San Bruno Boulevard
                         South San Francisco, CA  94080
                                 (415) 225-1000
(Name, address, including zip code, and telehone number, including area code, of agent for service)

                                ---------------
                                   Copies to:

                            Richard D. Katcher, Esq.
                         Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                           New York, New York  10019
                                (212) 403-1000

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                  Proposed Maximum      Proposed Maximum
Title of Securities                            Amount to be      Offering Price Per   Aggregate Offering    Amount of Registration
 to be Registered                               Registered            Share (2)            Price (2)                 Fee
==================================================================================================================================
Redeemable Common Stock (par value $.02)(1)      900,000                N.A.              $44,325,000              $15,285
==================================================================================================================================

(1) This Registration Statement also relates to the 900,000 shares of Common Stock, par value $.02, of the Registrant into which the 900,000 shares of Redeemable Common Stock offered hereby will automatically convert after June 30, 1995.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Section 6(b) of the Securities Act of 1933, as amended, and Rule 457 thereunder. The price per share and aggregate offering price are based upon $49.25, the closing sales price of Registrant's Redeemable Common Stock on June 12, 1995, as reported on the New York Stock Exchange.

- --------------------------------------------------------------------------------

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                     INCORPORATION OF DOCUMENTS BY REFERENCE


          The following documents which have heretofore been filed by Genentech, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Registration Statement on Form S-4 filed with the Commission on June 5, 1995;

          2. The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

          3. The Company's Annual Report to Stockholders for the year ended December 31, 1994;

          4. The Company's Quarterly Report on Form 10-Q for the year ended March 31, 1995; and

          5. The Company's Proxy Statement relating to Genentech's 1995 Annual Meeting of Stockholders.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    EXHIBITS

         EXHIBIT
         NUMBER                                                      PAGE
         -------                                                     ----

          5.1      Opinion of Counsel

         15.1      Letter re: Unaudited Financial Inforamtion

         23.1      Consent of Ernst & Young LLP, independent
                     auditors

         23.2      Consent of Counsel is contained in Exhibit
                     5.1 to this Registration Statement

         24.1      Power of Attorney is contained on the
                     signature pages to this Registration
                     Statement

         99.1      1991 Employee Stock Plan, as amended as of
                     February 9, 1995

                                    SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 15, 1995.

                                       GENENTECH, INC.



                                       By:/s/ Louis J. Lavigne, Jr.
                                       ----------------------------------
                                       Louis J. Lavigne, Jr.
                                       Senior Vice President and Chief
                                       Financial Officer (Principal
                                       Financial Officer)

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. McLaughlin and Louis J. Lavigne, Jr. and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, any future Registration Statements to register additional securities relating to the same employee benefit plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                   TITLE                         DATE

         /s/ Robert A. Swanson       Chairman of the Board         June 13, 1995
         ----------------------      and Director
         Robert A. Swanson


         /s/ G. Kirk Raab        President, Chief Executive    June 12, 1995
         ----------------------  Officer and Director
         G. Kirk Raab            (Principal Executive
                                 Officer)




         /s/Bradford S. Goodwin  Vice President and
         ----------------------  Controller (Principal         June 12, 1995
         Bradford S. Goodwin     Accounting Officer)



         /s/ Herbert W. Boyer    Director                      June 12, 1995
         ----------------------
         Herbert W. Boyer

         /s/Jurgen Drews         Director                      June 12, 1995
         ----------------------
         Jurgen Drews

         /s/Armin M. Kessler     Director                      June 13, 1995
         ----------------------
         Armin M. Kessler

         /s/Linda F. Levinson    Director                      June 12, 1995
         ----------------------
         Linda F. Levinson

         /s/ J. Richard Munro    Director                      June 12, 1995
         ----------------------
         J. Richard Munro

         /s/Donald L. Murfin     Director                      June 12, 1995
         ----------------------
         Donald L. Murfin

         /s/ John T. Potts, Jr.  Director                      June 15, 1995
         ----------------------
         John T. Potts, Jr.

         /s/C. Thomas Smith, Jr. Director                      June 12, 1995
         ----------------------
         C. Thomas Smith, Jr.

         /s/David S. Tappan, Jr. Director                      June 12, 1995
         ----------------------
         David S. Tappan, Jr.

                                EXHIBIT INDEX
                                -------------

         EXHIBIT
         NUMBER                                                      PAGE
         -------                                                     ----

          5.1      Opinion of Counsel

         15.1      Letter re: Unaudited Financial Information

         23.1      Consent of Ernst & Young LLP, independent
                     auditors

         23.2      Consent of Counsel is contained in Exhibit
                     5.1 to this Registration Statement

         24.1      Power of Attorney is contained on the
                     signature pages to this Registration
                     Statement

         99.1      1991 Employee Stock Plan, as amended as of
                     February 9, 1995